Archstone Alternative Solutions Fund
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph Pignatelli, Principal Executive Officer of Archstone Alternative Solutions Fund, certify to my knowledge that:

1.
The N-CSR of the registrant for the period ended September 30, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Joseph Pignatelli
Joseph Pignatelli
Principal Executive Officer
Date: December 5, 2016

I, Andrew Small, Chief Financial Officer of Archstone Alternative Solutions Fund, certify to my knowledge that:

1.
The N-CSR of the registrant for the period ended September 30, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Andrew Small
Andrew Small
Chief Financial Officer
Date: December 5, 2016

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Archstone Alternative Solutions Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Archstone Alternative Solutions Fund and will be retained by Archstone Alternative Solutions Fund and furnished to the Securities and Exchange Commission or its staff upon request.